CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-120025) pertaining to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, Registration Statement (Form S-8 No. 333-132891) pertaining to the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan and Registration Statement, as amended, (Form S-3 No. 333-132890) pertaining to the NorthStar Realty Finance Corp. offering entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, of our reports dated (i) March 13, 2007 with respect to the consolidated balance sheet of NorthStar Realty Finance Corp. and Subsidiaries (the “Company”) and the combined balance sheet of NorthStar Realty Finance Corp. Predecessor (the “Predecessor”), as defined in Note 1 to the Company's consolidated financial statements, as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows of the Company for the period from October 29, 2004 (commencement of operations) through December 31, 2004, the related combined statement of operations, owners' equity and cash flows of the Predecessor for the period from January 1, 2004 through October 28, 2004 and for the year ended December 31, 2003, and the related financial statement schedules as of December 31, 2004; (ii) March 13, 2007 with respect to the financial statements and schedules of NorthStar Realty Finance Corp. as of December 31, 2006 and for the years ended December 31, 2006 and 2005 and for the period from October 29, 2004 through December 31, 2004, which reports are included in the Annual Report (Form 10-K) for the year ended December 31, 2006; and (iii) March 13, 2007 with respect to management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, which reports are included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
New York, New York
March 13, 2007